Exhibit 10.40

EMPLOYMENT AGREEMENT

This Employment Agreement is entered into by and between Cypress Semiconductor Corporation ("Cypress" or "the Company"), and Ray Bingham ("Executive"), effective as of the 7th day of November, 2016 (the "Effective Date"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.EMPLOYMENT.

1.1Position. Subject to the terms and conditions set forth herein, the Company agrees to employ Executive as its Executive Chairman.

1.2Duties. Executive shall diligently, and to the best of his ability, perform all such duties normally incident to the position of Executive Chairman, as well as other duties and responsibilities that may be assigned by the Board of Directors of the Company. Executive will use his best efforts to promote the interests of the Company. As a Cypress employee, Executive is required to follow all of Cypress' policies, including but not limited to Cypress' Code of Business Conduct and Ethics.

1.3At-Will Employment. Executive's employment with Cypress will be at-will. This means that Executive or Cypress can end Executive's employment at any time, with or without cause or advance notice. No one other than the Executive Vice President of Human Resources (after authorization from the Board or an authorized Committee of the Board) has the authority to change this arrangement or make any agreement to the contrary. Any such agreement must be in writing, must be signed by the Executive Vice President of Human Resources, and must express clear intent to alter the at-will nature of Executive's employment relationship.

1.4Offer Letter Superseded. This Employment Agreement completely replaces and supersedes the offer letter dated August 10, 2016 (the "Offer Letter") between you and the Company. Therefore, you will no longer be entitled to any payments or benefits under the Offer Letter.

2.COMPENSATION AND BENEFITS.

2.1Annual Salary. In consideration of and as compensation for the services agreed to be performed by Executive hereunder, the Company agrees to pay Executive an annual base salary of no less than $390,000, payable in accordance with the Company's regular payroll schedule ("Base Salary"), less applicable withholdings and deductions. The Base Salary will be subject to increase, but not decrease, at the sole discretion of the Board of Directors of the Company.

2.2Incentive Program. Executive will be a participant in the Cypress Incentive Program ("CIP"). Executive's target incentive for fiscal year 2017 will be 125 percent of Executive's Base Salary. Executive's actual incentive payment, if any, will be based on both Company and individual performance. Payment of any incentive will be at the sole discretion of the Board of Directors of the Company.

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2.3Stock. Executive will receive an equity grant valued at $1,500,000.00 dollars in restricted stock units (RSUs) under the Spansion 2010 Stock Plan. This award will vest quarterly in equal installments over three years. Effective during the February 2017 executive grant cycle Executive will receive an additional $3,000,000.00 dollars' worth of equity. The vesting schedule as well as the vesting criteria will be determined at the time of grant in the discretion of the Board. Any equity compensation awards made to Executive will be subject to the terms and conditions of the written award agreement that will be provided to you for each grant, as such terms and conditions are determined by the Board or an authorized Committee of the Board in its discretion.

2.4Participation in Benefit Plans. During the Executive's employment, Executive shall be entitled to participate in the Company's health insurance, life insurance and disability insurance plans to the extent permitted by law, that may from time to time be available to other executive officers of the Company. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason.

2.5Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive on behalf of the Company during Executive's employment, provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, other than automobile mileage, and (ii) Executive provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are required by the Company.

3.TERMINATION OF EMPLOYMENT.

3.1Method of Termination. Executive's employment shall terminate upon the first of the following to occur:

(i)Executive's death;

(ii)Date that written notice is deemed given or made by the Company to Executive that as a result of any physical or mental injury or disability, he is unable to perform the essential functions of his job, with or without reasonable accommodation. Such notice may be issued when the Company has reasonably determined that Executive has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement;

(iii)Date that written notice is deemed given or made by the Company to Executive of termination for "Cause" provided that such written notice shall specify in reasonable detail the basis for such termination. For purposes of this Employment Agreement, "Cause" shall mean any one of the following: (a) Executive's theft, dishonesty or falsification of any employment or Company records that is not trivial in nature; (b) malicious or reckless disclosure of the Company's confidential or proprietary information; (c) commission of any immoral or illegal act or any gross or willful misconduct, where a majority of the disinterested members of the Board reasonably determines that such act or

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misconduct has (1) seriously
(iv) undermined the ability of the Board or the Company's management to entrust Executive with important matters or otherwise work effectively with Executive, (2) contributed to the Company's loss of significant revenues or business opportunities, or (3) significantly and detrimentally effected the business or reputation of the Company or any of its subsidiaries; and/or (d) the willful failure or refusal by Executive to follow the reasonable and lawful directives of the Board, provided such failure or refusal continues after Executive's receipt of reasonable notice in writing of such failure or refusal and an opportunity of not less than fifteen (15) days to correct the problem. For purposes of this Employment Agreement, no act or failure to act shall be deemed willful unless done, or failed to be done, intentionally and in bad faith;

(v)Date of Executive's resignation or voluntary departure for any reason; or

(vi)Date that written notice is deemed given or made by the Company to Executive of Executive's termination without "Cause."

Nothing herein alters Executive and the Company's separate right to terminate the employment relationship at any time, for any reason, with or without cause.

3.2Effect of Termination for Any Reason. If Executive's employment is terminated for any reason, then Executive will be paid his base salary through the date of his termination, and will not be eligible to receive any severance, accelerated stock or equity vesting, benefit continuation, or other compensation, subject to provision 3.3 below regarding equity vesting if Executive continues as a Director. For the avoidance of doubt, in the event that Executive's employment with the Company is terminated for Cause, Executive will immediately cease to vest in any and all Company restricted stock units and other Company equity awards, and Executive will be deemed to immediately resign as a member of the Board of Directors and all other position of the Company and all affiliates as provided in Section 3.4 below

3.3Effect of Termination of Employment with Continuation as a Director. In the event that Executive's employment with the Company terminates for any reason, other than for Cause, but Executive thereafter continues to serve as a member of the Board of Directors of the Company, his Company restricted stock units and other Company equity awards will continue to vest and remain outstanding in accordance with their terms. For the avoidance of doubt, if Executive terminates employment but remains a member of the Company's Board of Directors, he will continue to vest in his Company restricted stock units and other Company equity awards during such continued service as a director.

3.4Resignation as an Officer and Director. In the event Executive's employment with the Company terminates for any reason, Executive will be deemed to immediately resign all employee positions (including, but not limited to, as an officer) of the Company and all affiliates. Further, in the event Executive's employment with the Company is terminated for Cause, Executive also will be deemed to immediately resign all other positions (including, but not limited to, as a member of the Board of Directors) of the Company and all affiliates. Executive agrees to execute all documents reasonably requested by the Company in order to effect such resignation(s).

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4.CONFIDENTIAL INFORMATION.

4.1Executive understands that the Company and its affiliates possess Proprietary Information (as defined below) which is important to its business and that this Employment Agreement creates a relationship of confidence and trust between Executive and the Company and its affiliates with regard to Proprietary Information. Nothing in this Section 4 shall be deemed modified or terminated in the event of the termination or expiration of this Employment Agreement.

4.2For purposes of this Employment Agreement, "Proprietary information" is information that was or will be developed, created, or discovered by or on behalf of the Company and its affiliates and predecessors, or is developed, created, learned, or discovered by Executive while performing services under this Employment Agreement, or which became or will become known by, or was or is conveyed to the Company and its affiliates which has commercial value in the Company's and its affiliates' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, techniques, business, finances, strategy, product, or franchise development plans, customer information, franchisee information and any other information concerning the Company's and its affiliates' actual or anticipated business, development, personnel information, or which is received in confidence by or for the Company and its affiliates from any other person. "Proprietary Information" also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Proprietary Information. Notwithstanding the foregoing, Proprietary Information shall not include any such information which Executive can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to Executive; (ii) becomes publicly known or made generally available after disclosure by the Company to Executive through no wrongful action or omission by Executive; or (iii) is in Executive's rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by Executive's then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Executive understands that nothing in this Agreement is intended to limit employees' rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

4.3At all times, both during the term of this Employment Agreement and after its termination, Executive will keep in the strictest confidence and trust, and will take all reasonable precautions to prevent any unauthorized use or disclosure of Company Proprietary Information. Executive will not (i) use Company Proprietary Information for any purpose whatsoever other than for the benefit of the Company in the course of Executive's employment, or (ii) disclose Proprietary Information to any third party without the prior written authorization of the Board. Executive agrees that Executive obtains no title to any Proprietary Information, and that as between Company and Executive, the Company retains all Proprietary Information as the sole property of the Company. Executive understands that Executive's unauthorized use or disclosure of Proprietary Information during Executive's employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. Executive understands that Executive's obligations under this 4 shall continue after termination of

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Executive's employment and also that nothing in this Employment Agreement prevents Executive from engaging in Protected Activity, as described below.

4.4Executive understands that the Company and its affiliates possess or will possess "Company Documents" which are important to its business. For purposes of this Employment Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company and its affiliates, whether such documents have been prepared by Executive or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the services under this Employment Agreement. Executive further agrees that, immediately upon the Company's request and in any event upon completion of Executive's services, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property.

4.5Executive understands that nothing in this Employment Agreement or the Proprietary Information Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. For purposes of this Employment Agreement, "Protected Activity" means filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board ("Government Agencies"). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Proprietary Information to any parties other than the Government Agencies. Executive further understands that "Protected Activity" does not include the disclosure of any Company attorney-client privileged communications. In addition, Executive hereby acknowledges that the Company has provided Executive with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit A.

4.6Executive confirms that he remains subject to the Company's standard At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement dated_____, (the "Proprietary Information Agreement") that he previously entered into with the Company.

5.RESTRICTIVE COVENANTS.

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During Executive's employment and for one year thereafter, Executive will not directly or indirectly encourage or solicit any employee of the Company or any affiliate to leave their employment at the Company or any affiliate for any reason.

6.MISCELLANEOUS.

6.1Withholdings; Internal Revenue Code Section 409A. Notwithstanding any contrary provision of this Employment Agreement, all payments and other compensation under this Employment Agreement, including but not limited to any severance payments and benefits, will be subject to applicable tax and other withholdings. The payments and benefits in this Employment Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A. Notwithstanding any contrary provision of this Employment Agreement, in no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A and/or any other tax rule or regulation. Executive and the Company agree to work together in good faith to consider amendments to this Employment Agreement and to take such reasonable actions that are necessary, appropriate or desirable to help avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. For purposes of this Employment Agreement, "Section 409A" means Section 409A of the Internal Revenue Code of 1986, as amended, any final regulations and guidance under that statute, and any applicable state law equivalent, as each may be amended or promulgated from time to time.

6.2Notices. All notices, demands and requests required by this Employment Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 6.

If to the Company, to:

Carmine Renzulli
Executive Vice President, Human Resources
198 Champion Court
San Jose, CA 95134

And a copy to:

Pamela Tondreau
Senior Vice President, Chief Legal Officer
198 Champion Court
San Jose, CA 95134

If to Executive, to Executive's home address on file with the Company.

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6.3Assignment. This Employment Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

6.4Deductions. All amounts paid to Executive hereunder are subject to all withholdings and deductions required by law, as authorized under this Employment Agreement, and as authorized from time to time.

6.5Entire Agreement. This Employment Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It supersedes all other representations, understandings, undertakings, or agreements (whether written or oral), in their entirety, including (but not limited to) the Offer Letter.

6.6Amendment. This Employment Agreement may be modified or amended only by a written agreement signed by the Board (or an officer authorized by the Board to act in this matter) and Executive.

6.7Waivers. No waiver of any term or provision of this Employment Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Employment Agreement shall not apply to any subsequent breach of this Employment Agreement.

6.8Counterparts. This Employment Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

6.9Severability. The provisions of this Employment Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

6.10Governing Law. This employment agreement and the rights and obligations of the Company and Executive hereunder shall be determined under, governed by and construed in accordance with the laws of the State of California.

6.11Arbitration. Executive understands and agrees that, as a condition of his employment with the Company, any and all disputes that Executive may have with the Company, or any of its employees, officers, directors, agents or assigns, which arise out of Executive's employment or investment or compensation shall be resolved through final and binding arbitration, as specified in this Employment Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act

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of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Company or its termination. The only claims not covered by this Employment Agreement are claims for benefits under the unemployment insurance or workers' compensation laws, or other claims that cannot by law be submitted to arbitration. Any disputes and/or claims covered by this Employment Agreement shall be submitted to final and binding arbitration to be conducted in Santa Clara County, California, in accordance with the rules of Judicial Arbitration and Mediation Services (JAMS), which are available at http://www.jamsadr.com/rules-employment-arbitration/ and from Human Resources. Executive agrees that the arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure (the "CCP Act") and the California Evidence Code, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict-of-law. To the extent that the JAMS rules conflict with California law, California law shall take precedence. Executive understands that Executive may bring a proceeding as a Private Attorney General, as permitted by law. The Federal Arbitration Act governs this agreement and shall continue to apply with full force and effect, notwithstanding the application of procedural rules set forth in the CCP Act and California law. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, and motions to dismiss and demurrers, applying the standards set forth under the CCP Act. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies available under applicable law, and that the arbitrator shall award attorneys' fees and costs to the prevailing party, where provided by applicable law. Executive agrees that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. Executive understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or JAMS except that Executive shall pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fees as Executive would have instead paid had Executive filed a complaint in a court of law. Executive acknowledges and agrees that Executive is executing this Employment Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Employment Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences, and binding effect of this agreement and fully understand it. The arbitration shall be instead of any civil litigation; this means that Executive and the Company are waiving any right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Finally, Executive agrees that he has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this agreement.

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[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

CYPRESS SEMICONDUCTOR CORPORATION

By: /s/Pamela Tondreau

Name: Pamela Tondreau

Title: Chief Legal Officer

EXECUTIVE

/s/ H. Raymond Bingham
Ray Bingham

EXHIBIT A

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

". . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual-(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order."